UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 27, 2007

SATCON TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11512	04-2857552
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

27 Drydock Avenue, Boston, Massachusetts		02210-2377
(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s telephone number, including area code) (617) 897-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 27, 2007, the Board of Directors of SatCon Technology Corporation (the “Company”) amended Article IX (Section 1(a) and Section 2) of the Company’s Bylaws, as amended (the “Bylaws”),  to specifically allow for the issuance of uncertificated shares.  These amendments are effective as of February 27, 2007.

The Board approved the amendments to enable the Company to comply with recent rules promulgated by the Nasdaq Stock Market requiring Nasdaq-listed issuers to be eligible for a Direct Registration Program (such as the one currently administered by the Depository Trust Company) by January 1, 2008.  A Direct Registration Program permits an investor’s ownership of shares to be recorded and maintained on the books of the issuer or the transfer agent electronically without the issuance of a physical certificate.

In connection with these amendments, the Board also approved a resolution authorizing the issuance of uncertificated shares of the Company’s Common Stock.

A copy of the Amendment to the Bylaws of the Company effecting these amendments is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

3.1	Amendment to Bylaws of the Company (Adopted by the Board of Directors on February 27, 2007).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATCON TECHNOLOGY CORPORATION

Date: March 2, 2007	By:	/s/ David E. O’Neil
David E. O’Neil
Vice President of Finance and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to Bylaws of the Company (Adopted by the Board of Directors on February 27, 2007).